UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2011

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-09305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code) (314) 342-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On June 21, 2011, the Board of Directors of Stifel Financial Corp. (the "Company") approved an amendment to the Stifel Financial Corp. 2001 Incentive Stock Plan (2011 Restatement)  (the "2011 Restatement"), which was pending stockholder approval (Proposal II) in connection with the adjournment of the Company's annual meeting on June 1, 2011 until June 27, 2011.  The amendment to the proposed 2011 Restatement reduces the number of evergreen shares that will become available under the 2011 Restatement from 7,875,000 shares to 4,500,000 shares.

On June 20, 2011, the Company filed additional proxy materials with the Securities and Exchange Commission, which consisted of a letter from Ronald J. Kruszewski, the Company's President and Chief Executive Officer, addressing his understanding of the analysis raised by proxy advisory firms in connection with their recommendation to vote against Proposal II.

A copy of the 2011 Restatement, as amended, is attached as exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Stifel Financial Corp. 2001 Incentive Stock Plan (2011 Restatement), as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: June 22, 2011	By:	/s/ Ronald J. Kruszewski
Ronald J. Kruszewski
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Stifel Financial Corp. 2001 Incentive Stock Plan (2011 Restatement), as amended.